UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:	December 27, 2005

Date of earliest event reported:	December 20, 2005

OFFICEMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Pierce Road

Itasca, Illinois 60143

(Address of principal executive offices) (Zip Code)

(630) 438-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement

On May 17, 2005, OfficeMax Incorporated (“OfficeMax”) entered into an Amended and Restated Going Public Agreement (the “Amended Agreement”) by and among OfficeMax, Boise Cascade Company (“Boise”), Boise Land & Timber Holdings Corp. (“Timber”), Kooskia Investment Corporation (“Kooskia”) and Forest Products Holdings, L.L.C. (“FPH”) in connection with a potential initial public offering (“IPO”) by Boise.  A description of the terms and conditions of the Amended Agreement, as well as a description of certain relationships between OfficeMax and the parties to the Amended Agreement are contained in OfficeMax’s Current Report on Form 8-K dated May 23, 2005, which is incorporated herein by reference.

Because the proposed IPO has not been completed, the parties to the Amended Agreement have elected, pursuant to the terms of a Rescission Agreement dated December 20, 2005 (i) to rescind the conversion of Boise Cascade Holdings, L.L.C. (predecessor to Boise) to a Delaware corporation and to re-execute the Operating Agreement for Boise Cascade Holdings, L.L.C. (“BCHL”) originally signed by its members, including OfficeMax, on October 29, 2004 and (ii) to terminate the Amended Agreement.   The intent of these documents and the transactions contemplated therein is to return the legal and financial arrangements between BCHL and OfficeMax in all material respects to the arrangements in existence immediately prior to BCHL’s conversion to a Delaware corporation and the execution of the Amended Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2005

OFFICEMAX INCORPORATED

	By:	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and General
Counsel